Shimmick announces new Interim CFO to Further Deliver

on its Transformation into a Water Infrastructure Company

Promotes Amanda Mobley to focus on Improving Project Results

IRVINE, Calif., June 21, 2024 (GLOBE NEWSWIRE) -- Shimmick Corporation (“Shimmick” or the “Company”) (Nasdaq: SHIM), a leading water infrastructure company, today announced organizational changes in its finance leadership to further deliver on its transformation into a more selective and focused water infrastructure company.

Amanda Mobley, a long time Shimmick finance professional, will become interim Chief Financial Officer, replacing Devin Nordhagen, who is stepping down from his position as CFO to pursue other business interests. Mr. Nordhagen will remain with the Company for a period of time to assist with an orderly transition.

“Devin has played a critical role over the last few years, helping to establish Shimmick as an independent company, build our financial team and lead our 2023 IPO,” said Steve Richards, Chief Executive Officer of Shimmick. “We are grateful for all of Devin’s efforts and wish him all the best in his future endeavors.”

Steve continued, “I am also excited to have Amanda taking on her new responsibilities. Amanda has a long history of working with the Shimmick managers in the field to improve results where she has earned their strong respect. Her focus on execution across the organization will be instrumental in driving our next phase of growth.”

Ms. Mobley has been with Shimmick and its predecessors since 2011 in a variety of financial management roles including being responsible for project accounting and financial reporting. Prior to her role with Shimmick, Ms. Mobley served as an Audit Manager for KPMG with a focus on public financial companies. Ms. Mobley holds a B.S. in Business Administration from Colorado State University and is a Certified Public Accountant.

“I’m excited to leverage my years of experience with Shimmick and take on these new responsibilities,” said Ms. Mobley. “We have a strong finance team in place, and we are well positioned to continue to deliver on the transformation of Shimmick in the water infrastructure space.”

About Shimmick

Shimmick (NASDAQ: SHIM) is a leading provider of water infrastructure solutions nationwide. Shimmick has a long history of working on complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. Shimmick is led by industry veterans, many with over 20 years of experience, and works closely with its customers to deliver complete solutions, including long-term operations and maintenance.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. Forward-looking statements contained in this release include, but are not limited to, statements about our CFO transition and continued transformation of Shimmick. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law.

We wish to caution readers that, although we believe any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect our actual financial results and could cause our actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on our behalf, including, but not limited to, the following: our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract; the impact of our fixed-price contracts; qualifying as an eligible bidder for contracts; the availability of qualified personnel, joint venture partners and subcontractors; inability to attract and retain qualified managers and skilled employees and the impact of loss of key management; higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment; subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships; marketplace competition; our limited operating history as an independent company following our separation from AECOM; our inability to obtain bonding; our relationship with AECOM; our limited number of customers; dependence on subcontractors and suppliers of materials; any inability to secure sufficient aggregates; an inability to complete a merger or acquisition or to integrate an acquired company’s business; adjustments in our contact backlog; accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs; any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur; the adequacy of sources of liquidity; cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems; seasonality of our business; pandemics and health emergencies; commodity products price fluctuations and rising inflation and/or interest rates; liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws; climate change; deterioration of the U.S. economy; geopolitical risks, including those related to the war between Russia and Ukraine and the conflict in the Gaza Strip and the conflict in the Red Sea Region; and other risks detailed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and those described from time to time in our future reports with the SEC.

Contact:
Investor Relations
+1-949-704-2350
IR@shimmick.com